Exhibit 99.2

MedCareers Group, Inc.
Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements and related notes are presented to show the pro forma effects of the acquisition of the Workabroad.com Website during August 2010.

The pro forma condensed statements of operations for the year ended January 31, 2010 that follow contain a column entitled "Workabroad Historical".  This column contains only the revenue and direct operating expenses of the Workabroad.com Website for the year ended December 31, 2009.  During the periods presented, the Workabroad Website were not accounted for or operated in accordance with generally accepted accounting principles.  The Workabroad entities accounted for their operations without capitalizing many of the costs that related to the full cost method of accounting as followed by MedCareers and the Workabroad entities did not conduct any reserve studies nor calculated an amortization rate per equivalent unit of production.  Also excluded are other expenses which include interest, accretion of retirement obligations, general and administrative expenses and corporate income taxes.  These condensed pro forma statements of operations are not indicative of the results of operations of the acquired Website due to the exclusion of the above mentioned expenses.

The pro forma condensed statements of operations are presented to show income from continuing operations as if the Workabroad transaction occurred as of the beginning of each period presented.  The pro forma condensed balance sheet is based on the assumption that the Workabroad transaction occurred effective December 31, 2009.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed financial statements.  The pro forma data are not necessarily indicative of the financial results that would have been attained had the Workabroad transaction occurred on the dates referenced above and should not be viewed as indicative of operations in future periods.  The unaudited pro forma condensed financial statements should be read in conjunction with notes thereto, MedCareers’ Annual Report on Form 10-K for the year ended January 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended April 30, 2010 and the Statements of Assets and Liabilities and Statements of Combined Revenues and Direct Operating Expenses for the Workabroad.com Website included herein.

MedCareers Group, Inc.
Unaudited Pro Forma Condensed Statement of Operations
For The Year Ended January 31, 2010

	MedCareers	Workabroad
	January 31, 2010	December 31, 2009	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
REVENUES
Revenues	$250	$13,202	$-		$13,452

EXPENSES
Selling, general and administrative	47,248	8	-		47,256
	47,248	8	-		47,256

LOSS FROM OPERATIONS	(46,998)	13,194	-		(33,804)

OTHER EXPENSES
Interest Expense	2,402	-	13,235	(a)	15,637

Net income (loss)	$(49,400)	$13,194	$(13,235)		$(49,441)

Basic and diluted earnings per common share	$(0.00)				$(0.00)

Weighted shares outstanding – basic and diluted	32,825,000				32,825,000

See accompanying notes to the unaudited pro forma condensed financial statements.

MedCareers Group, Inc.
Unaudited Pro Forma Condensed Statement of Operations
For Three Months Ended April 30, 2010

		Workabroad
	MedCareers April 30, 2010	March 31, 2010	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
REVENUES
Revenues	$-	$2,743	$-		$2,743

EXPENSES
Selling, general and administrative	55,860	8	-		55,868
	55,860	8	-		55,868

INCOME (LOSS) FROM OPERATIONS	(55,860)	2,735	-		(53,125)

OTHER EXPENSES
Interest Expense	327	-	3,176	(a)	3,503

Net income (loss)	$(56,187)	$2,735	$(3,176)		$(56,628)

Basic and diluted earnings per common share	$(0.00)				$(0.00)

Weighted shares outstanding	32,825,000				32,825,000

See accompanying notes to the unaudited pro forma condensed financial statements.

MedCareers Group, Inc.
Unaudited Pro Forma Condensed Balance Sheet
as of April 30, 2010

	MedCareers	Workabroad
	April 30, 2010	March 31, 2010	Pro Forma
	Historical	Historical	Adjustments		Pro Forma

Assets
Current assets	$25,580	$942	$(22,500)	(1)	$3,634
			(388)	(4)
Other assets	-	-	225,000	(2)	224,446
			(554)	(4)
	$25,580	$942	$202,500		$228,080

Liabilities and shareholders' equity
Current liabilities	$71,215	$-	$15,243	(3)	$86,458
Long-term debt	25,000	-	187,857	(3)	212,257
Shareholders' deficit	(70,635)	942	(942)	(4)	(70,635)
	$25,580	$942	$202,500		$228,080

See accompanying notes to the unaudited pro forma condensed financial statements.

MedCareers Group, Inc.
Notes to Unaudited Pro Forma Condensed Financial Statements

Basis of Presentation

The unaudited pro forma statement of operations for the year ended January 31, 2010 is based on the audited financial statements of MedCareers for the year ended January 31, 2010, the audited statement of combined revenues and direct operating expenses for the Workabroad Website for the year ended December 31, 2009 and the adjustments and assumptions described below.

The unaudited pro forma statement of operations for the three months ended April 30, 2010, and the unaudited pro forma balance sheet as of April 30, 2010, are based on the unaudited financial statements of MedCareers as of and for the three months ended April 30, 2010, the unaudited statement of combined revenues and direct operating expenses for the Workabroad Website for the three months ended March 31, 2010 and the adjustments and assumptions described below.

The asset recorded for the purchase of the Workabroad Website is a trademark for the website.  This asset is considered to have an indefinite life.  Therefore, no amortization is recorded and will be evaluated periodically for impairment.

Pro forma adjustments:

The unaudited pro forma statements of operations reflect the following adjustments:

a.
Record interest expense associated with debt of $202,500 payable to seller and note payable of $25,000 related to deposit paid with the Workabroad.com purchase.  Applicable interest rate is 6% on the outstanding balances.

The unaudited pro forma balance sheet reflects the following adjustments associated with the Workabroad acquisition as of April 30, 2010.

1.	Record deposit paid for the acquisition of the Workabroad Website.

2.	Record the website trademark for the purchase price of the Workabroad Website.

3.	Record the loan with the Seller.

4.	Eliminate accounts receivable retained by Seller.